Exhibit 99.1

Waterloo House, Ground Floor
100 Pitts Bay Road
Pembroke HM 08 Bermuda
archgroup.com

PRESS RELEASE

Arch Capital Group Ltd. Appoints Francis Ebong and Eileen Mallesch to Board of Directors
August 16, 2021 -- PEMBROKE, Bermuda-- Arch Capital Group Ltd. [NASDAQ: ACGL] today announced that Francis Ebong and Eileen Mallesch will join the Company’s Board of Directors, effective immediately.
Mr. Ebong has an extensive background in technology and innovation and is currently Managing Director of Program Management at X, Alphabet’s in-house research and development division, where he is tasked with launching technologies to improve the lives of billions of people. Prior to joining Alphabet, he worked at Facebook as the Director of Global Operations and Partnerships, where he led a team responsible for the launch of FB Live, Marketplace and Messenger. He also has experience working at Postmates, Apple and Deloitte.
Ms. Mallesch boasts over 30 years of finance and risk experience, including serving as Senior Vice President and Chief Financial Officer for Nationwide’s Property and Casualty segment. Ms. Mallesch also has broad finance and business strategy expertise in the insurance, telecommunications and consumer products industries. Her significant board experience includes current positions on the boards of Brighthouse Financial and Fifth Third Bancorp. She previously served on the boards of Bob Evans Farms, Inc., Libbey Inc. and State Auto Financial.
Jack Bunce, Chairman of ACGL’s Nominating and Governance Committee said, “Francis’ background at cutting-edge, digitally native mega-caps combined with Eileen’s extensive financial, insurance and board experience will enhance the overall capabilities of our Board, specifically in the area of fintech transformation and identifying opportunities that lie ahead for the financial world. They will bring distinct and unique perspectives that will broaden the Board’s talent and outlook for the next stage of our growth.”
“The long term success of our Board of Directors requires us to regularly assess and refresh the array of professional experiences and perspectives of our Board members,” said John Pasquesi, Chairman of the ACGL Board of Directors. “Francis and Eileen bring impeccable credentials and we are fortunate to have them join our Board and contribute to the collective success of Arch.”
About Arch Capital Group Ltd.
Arch Capital Group Ltd., a publicly listed Bermuda exempted company with approximately $16.7 billion in capital at June 30, 2021, provides insurance, reinsurance and mortgage insurance on a worldwide basis through its wholly owned subsidiaries.

Cautionary Note Regarding Forward-looking Statements
The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward−looking statements. This release or any other written or oral statements made by or on behalf of Arch Capital Group Ltd. and its subsidiaries may include forward−looking statements, which reflect our current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this release are forward−looking statements.
Forward−looking statements can generally be identified by the use of forward−looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or their negative or variations or similar terminology. Forward−looking statements involve our current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: adverse general economic and market conditions; increased competition; pricing and policy term trends; fluctuations in the actions of rating agencies and the Company’s ability to maintain and improve its ratings; investment performance; the loss of key personnel; the adequacy of the Company’s loss reserves, severity and/or frequency of losses, greater than expected loss ratios and adverse development on claim and/or claim expense liabilities; greater frequency or severity of unpredictable natural and man-made catastrophic events, including pandemics such as COVID-19; the impact of acts of terrorism and acts of war; changes in regulations and/or tax laws in the United States or elsewhere; the Company’s ability to successfully integrate, establish and maintain operating procedures as well as integrate the businesses the Company has acquired or may acquire into the existing operations; changes in accounting principles or policies; material differences between actual and expected assessments for guaranty funds and mandatory pooling arrangements; availability and cost to the Company of reinsurance to manage the Company’s gross and net exposures; the failure of others to meet their obligations to the Company; changes in the method for determining the London Inter-bank Offered Rate (“LIBOR”) and the potential replacement of LIBOR and other factors identified in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”).
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. All subsequent written and oral forward−looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The Company undertakes no obligation to publicly update or revise any forward−looking statement, whether as a result of new information, future events or otherwise.
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Source: Arch Capital Group Ltd.
arch-corporate
Contact:
Greg Hare, 336-333-0416
Arch Capital Services LLC
ghare@archgroup.com
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